FILING PURSUANT TO RULE 424(B)(2)

REGISTRATION STATEMENT NO. 333-59318

PROSPECTUS SUPPLEMENT NO. 1

(TO PROSPECTUS DATED AUGUST 29, 2003)

587,489 SHARES

CV THERAPEUTICS, INC.

COMMON STOCK

You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Both documents contain information you should consider carefully before making your investment decision.

We are offering an aggregate of 587,489 shares of our common stock to Acqua Wellington North American Equities Fund, Ltd. pursuant to our common stock purchase agreement with Acqua Wellington, at an average price of $25.53 per share, pursuant to this prospectus supplement. The total purchase price for all of these shares is $15,000,000. We will receive net proceeds from the sale of these shares of approximately $14,960,000 after deducting our estimated offering expenses of approximately $40,000, including the placement agent fee of $30,000 paid to Alder Creek Capital, L.L.C., Member NASD/SIPC, in connection with this offering. As permitted by our purchase agreement with Acqua Wellington, for this offering we agreed with Acqua Wellington to shorten the draw down pricing period for this draw down, increase the draw down amount from the amount that would otherwise correspond to the draw down threshold price, and increase the call option amount limit for any trading day during the pricing period.

Acqua Wellington is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended. Acqua Wellington has informed us that it intends to use Carlin Equities Corp. as the broker-dealer for sales of any shares of common stock on the Nasdaq National Market. Carlin Equities Corp. is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our common stock is quoted on the Nasdaq National Market under the symbol “CVTX.” The offering price of these shares was established with reference to the volume weighted average prices of our common stock on the Nasdaq National Market for the period beginning September 8, 2003 and ending September 12, 2003, less a discount of 4.3% per share.

We intend to use the net proceeds from the sale of the common stock offered by this prospectus supplement for general corporate purposes, which may include funding research, development and product manufacturing, development of clinical trials, preparation and filing of new drug applications, product commercialization, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures.

We expect to issue the shares to Acqua Wellington on or about September 16, 2003. On September 12, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $25.82 per share. As of September 12, 2003, we had 28,460,726 shares of common stock outstanding.

INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE “ RISK FACTORS”

BEGINNING ON PAGE 1 OF THE ACCOMPANYING PROSPECTUS.

You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of these documents.

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 12, 2003.

PROSPECTUS

$111,308,222

COMMON STOCK

This prospectus will allow us to issue, from time to time in one or more offerings, up to $111,308,222 in the aggregate of our common stock and the rights to acquire our series A junior participating preferred stock that are attached to and trade with the common stock. This means:

-	we will provide a prospectus supplement each time we issue common stock;

-	the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this document; and

-	you should read this prospectus and any prospectus supplement carefully before you invest.

See “ Risk Factors” beginning on Page 1 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus.

Our common stock is traded on the Nasdaq National Market under the symbol “CVTX.” On August 21, 2003 the reported last sale price for our common stock on the Nasdaq National Market was $25.00 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2003.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading “Risk Factors” in the section entitled “Item 1—Business” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement include or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development or financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology.

These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus and the accompanying prospectus supplement are set forth under the heading “Risk Factors” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act, and elsewhere in the documents incorporated by reference in this prospectus and the accompanying prospectus supplement. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

AVAILABLE INFORMATION

We are subject to the information requirements of the Securities Exchange Act and we therefore file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the Securities and Exchange Commission’s Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s Internet site is http://www.sec.gov.

This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the Securities and Exchange Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C. and San Francisco, California.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or as an exhibit to our Securities Exchange Act filings, each such statement being qualified in all respects by such reference.

THE COMPANY

CV Therapeutics was incorporated in Delaware in December 1990, and in June 1992 we changed our name to CV Therapeutics, Inc. We are a biopharmaceutical company engaged in the discovery, development and commercialization of novel, small molecule drugs for the treatment of cardiovascular diseases.

Our executive offices are located at 3172 Porter Drive, Palo Alto, California 94304, and our telephone number is (650) 384-8500. CV Therapeutics®, CVT®, CV Therapeutics logo™ and Ranexa™ are our trademarks. All other service marks and all brand names or trademarks appearing in this prospectus are the property of their respective holders.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 85,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of August 15, 2003, there were 28,459,078 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders, including the election of directors. Stockholders are not entitled to cumulative voting rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds legally available therefor and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding. Upon our liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of preferred stock, the holders of common stock are entitled to receive on a pro rata basis our remaining assets available for distribution. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. Attached to and trading with each share of common stock are the rights to acquire our series A junior participating preferred stock pursuant to our First Amended and Restated Rights Agreement dated as of July 19, 2000. Each share of common stock carries with it one right to purchase 1/100th of a share of our series A junior participating preferred stock.

Preferred Stock

Of the 5,000,000 shares of preferred stock that we are authorized to issue, 300,000 shares are designated series A junior participating preferred stock and are reserved for issuance pursuant to our Rights Agreement. Our board of directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of our preferred stock, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by our board of directors. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include funding research, development and product manufacturing, development of clinical trials, preparation and filing of new drug applications, product commercialization, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

General

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. The securities also may be sold pursuant to what is known as an equity line of credit, as described below under the heading “Equity Line of Credit.” We may sell the securities (1) through underwriters or dealers, (2) through agents, and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

In the event we enter into an agreement regarding an equity line of credit, other than as described below, which contemplates an at the market equity offering, we will file a post-effective amendment to this registration statement that identifies the underwriter(s) in that at the market equity offering.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq National Market. Other securities may or may not be listed on the Nasdaq National Market or a national securities exchange. To facilitate the offering of securities, other than securities offered in an at-the-market offering, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

Equity Line of Credit

On July 3, 2003 we entered into what is sometimes termed an equity line of credit arrangement with Acqua Wellington North American Equities Fund, Ltd. Specifically, we entered into a common stock purchase agreement with Acqua Wellington, which provides that Acqua Wellington is committed to purchase up to $100,000,000 of our common stock, or the number of shares which is one less than twenty percent (20.0%) of the issued and outstanding shares of our common stock as of July 3, 2003, whichever occurs first, over the 28-month term of the purchase agreement. We have incorporated the purchase agreement by reference as an exhibit to the registration statement of which this prospectus is a part. The total amount of securities available under the purchase agreement does not exceed 10% of the aggregate market value of our outstanding common stock that was held by non-affiliates within sixty days prior to the filing of post-effective amendment number 1 to the registration statement of which this prospectus is a part. From time to time ending on November 3, 2005 and at our sole discretion, we may present Acqua Wellington with draw down notices constituting offers to purchase our common stock over 18 consecutive trading days or such other period mutually agreed upon by us and Acqua Wellington. Under the purchase agreement, we are able to present Acqua Wellington with up to 24 draw down notices during the term of the agreement, with a minimum of five trading days required between each draw down period, in each case unless otherwise mutually agreed upon between us and Acqua Wellington. Only one draw down shall be allowed in each draw down pricing period, unless otherwise mutually agreed upon between us and Acqua Wellington.

Once presented with a draw down notice, Acqua Wellington is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price for such draw down determined by us and set forth in the draw down notice. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 3.8% to 5.8%, based on our market capitalization on the trading day preceding each draw down pricing period, unless we agree with Acqua Wellington to a different discount. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the purchase agreement provides that Acqua Wellington will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Acqua Wellington could buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The purchase agreement also provides that from time to time and at our sole discretion we may grant Acqua Wellington the right to exercise one or more call options to purchase additional shares of our common stock during each draw down pricing period for the amount that we specify; provided, however, that unless otherwise mutually agreed upon between us and Acqua Wellington: (1) each such amount that we specify must be for a minimum of $50,000, (2) the aggregate of all such amounts that we specify during a draw down pricing period may not exceed $8,000,000 and (3) the amount of proceeds we receive by a call option on any given trading day in a draw down pricing period may not exceed $1,000,000. Upon Acqua Wellington’s exercise of the call option, we will issue and sell the shares of our common stock subject to the call option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Acqua Wellington notifies us of its election to exercise its call option or the threshold price for the call option determined by us and set forth in the draw down notice, less a discount ranging from 3.8% to 5.8%, based on our market capitalization on the trading day preceding each draw down pricing period, unless we agree with Acqua Wellington to a different discount.

In addition to our issuance of shares of common stock to Acqua Wellington pursuant to the purchase agreement, this prospectus also covers the sale of those shares from time to time by Acqua Wellington to the public. Acqua Wellington is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Acqua Wellington has informed us that unless it notifies us that it will use a different broker-dealer and we have filed an amendment to the registration statement of which this prospectus is a part to that effect, it will use Carlin Equities Corp. as the broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the purchase agreement. Such sales will be made on the Nasdaq National Market at prices and at terms then prevailing or at prices related to the then current market price. Carlin Equities Corp. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Acqua Wellington has informed us that Carlin Equities Corp., which is not an affiliate of Acqua Wellington, will receive commissions from Acqua Wellington which will not exceed customary brokerage commissions. Acqua Wellington also will pay other expenses associated with the sale of the common stock it acquires pursuant to the purchase agreement.

The shares of common stock may be sold in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Acqua Wellington has agreed that prior to, during the term of and for a period of three months after the termination of the purchase agreement, neither Acqua Wellington nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Acqua Wellington has agreed that during the periods listed above it will not enter into a short position with respect to shares of our common stock except that Acqua Wellington may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Acqua Wellington covers any such sales with the shares purchased pursuant to such draw down notice. Acqua Wellington has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences. Acqua Wellington also has agreed that its sales of our common stock on any trading day will not represent more than 20% of the total trading volume of our common stock for that trading day.

In addition, Acqua Wellington and Carlin Equities Corp. will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Acqua Wellington or Carlin Equities Corp. Under these rules and regulations, Acqua Wellington and Carlin Equities Corp.:

•	may not engage in any stabilization activity in connection with our securities;

•	must furnish each broker which offers shares of our common stock covered by this prospectus with the number of copies of this prospectus and any prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock by Acqua Wellington and Carlin Equities Corp.

We have agreed to indemnify and hold harmless Acqua Wellington, Carlin Equities Corp. and each person who controls Acqua Wellington or Carlin Equities Corp. against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in or incorporated by referenced in the registration statement of which this prospectus is a part, or any omission or alleged omission to state in the registration statement or any document incorporated by reference in the registration statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, unless made or omitted in reliance upon written information provided to us by Acqua Wellington or Carlin Equities Corp. We have agreed to pay up to fifty thousand dollars ($50,000) of Acqua Wellington’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Acqua Wellington in connection with the preparation, negotiation, execution and delivery of the purchase agreement. We have also agreed to pay all reasonable fees and expenses incurred by Acqua Wellington in connection with any amendments, modifications or waivers of the purchase agreement. Further, we have agreed that if we issue a draw down notice and fail to deliver the shares to Acqua Wellington on the applicable settlement date, and such failure continues for ten trading days, we will pay Acqua Wellington liquidated damages in cash or restricted shares of our common stock, at the option of Acqua Wellington.

Acqua Wellington has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, an untrue statement, alleged untrue statement, omission or alleged omission, included in this prospectus or any prospectus supplement or any amendment or supplement to this prospectus or any prospectus supplement in reliance upon, and in conformity with, written information furnished by Acqua Wellington to us for inclusion in such prospectus or prospectus supplement, or any omission or alleged omission to state in this prospectus or any prospectus supplement or any amendment or supplement to this prospectus or any prospectus supplement a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information provided to us by Acqua Wellington.

Upon each sale of our common stock to Acqua Wellington under the purchase agreement, we have also agreed to pay Alder Creek Capital, L.L.C., Member NASD/SIPC, a placement fee equal to one fifth of one percent of the aggregate dollar amount of common stock purchased by Acqua Wellington. We have agreed to indemnify and hold harmless Alder Creek Capital against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the shares of our common stock offered pursuant to this registration statement will be passed upon for us by Latham & Watkins LLP, San Francisco, California. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent auditors have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus and the accompanying prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus and the accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2003 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 3, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 21, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 31, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 19, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 5, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 18, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 24, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 1, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 8, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 16, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 13, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 3, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 11, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 17, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 4, 2003;

•	Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 11, 2003; and

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-21643), filed with the Securities and Exchange Commission on October 30, 1996.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to CV Therapeutics, Inc., Attention: Investor Relations, 3172 Porter Drive, Palo Alto, California 94304 (telephone (650) 384-8500). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.